UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 31, 2007

VIEWPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01     Completion of Acquisition

      On October 31, 2007, Viewpoint Corporation (“Viewpoint”) completed its previously announced acquisition of all of the outstanding partnership interests of Springbox, Ltd. (“Springbox”).

      Pursuant to a Purchase Agreement, dated as of October 18, 2007 by and among Springbox GP, LLC, the limited partners set forth on Schedule A attached thereto and Viewpoint (the “Purchase Agreement”), Viewpoint issued an aggregate of 714,286 shares of Viewpoint common stock to the partners of Springbox and paid $4,950,000 in cash, in exchange for all of the outstanding partnership interests of Springbox.

      The amount of cash payable by Viewpoint is subject to adjustment based on the net book value of Springbox as of the closing date of the acquisition and (ii) the subsequent receipt by Viewpoint of accounts receivable outstanding on the closing date of the acquisition. To the extent the net book value as of the closing date is greater than $1.3 million, Viewpoint is required to pay additional funds to the sellers and to the extent that the net book value of Springbox as of the closing date is less than $1.3 million, the sellers are required to pay Viewpoint the difference. In addition, the sellers of Springbox are entitled to an EBITDA based earnout. Viewpoint has the option to pay shares of common stock or the fair market value of such shares in order to satisfy any obligations pursuant to the earnout.

     The foregoing is a summary of the terms of the Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which has been filed as Exhibit 2.1 to Viewpoint’s Amendment No. 1 to Current Report on Form 8-K, filed on October 19, 2007 and is incorporated herein by reference.

      Viewpoint issued a press release announcing the completion of the acquisition on November 2, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02      Unregistered Sale of Equity Securities

      In connection with the closing of the acquisition, on October 31, 2007 Viewpoint issued 714,286 shares of Viewpoint common stock to Dan Isaacs, Larry Isaacs, Adam Moore and Gary Moore, each an accredited investor as defined under Rule 501 of Regulation D. The shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Item 9.01     Exhibits

             (c)    Exhibits

2.1	Purchase Agreement, dated as of October 18, 2007 by and among Springbox GP, LLC, the limited partners set forth on Schedule A attached thereto and Viewpoint Corporation (previously filed as Exhibit 2.1 to Viewpoint’s Amendment No. 1 to Current Report on Form 8-K, filed October 19, 2007).

99.1	Press release issued by Viewpoint Corporation on November 2, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Christopher C. Duignan
Christopher C. Duignan Chief Financial Officer

Dated: November 2, 2007